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                                                                    EXHIBIT 23.1

                            [FURMAN SELZ LETTERHEAD]

                           CONSENT OF FURMAN SELZ LLC

     We hereby consent to the use in the Registration Statement of Eastern Enterprises on Form S-4, and in the related Proxy Statement of Essex County Gas Company, of our opinion dated December 19, 1997 appearing as Annex B to such Proxy Statement/Prospectus, and to the description therein of such opinion and to the references therein to us under the headings "SUMMARY" and "THE MERGER". In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

FURMAN SELZ LLC

By: /s/ WILLIAM K. PERRIN

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    William K. Perrin
    Managing Director

New York, New York
May 7, 1998